Exhibit 8.2

DRAFT

53rd at Third
885 Third Avenue
New York, New York 10022-4802
Tel: (212) 906-1200 Fax: (212) 751-4864
www.lw.com

FIRM / AFFILIATE OFFICES
	Boston	New Jersey
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DRAFT	Moscow	Tokyo
Washington, D.C.

[                    ], 2004

The9 Limited

30/F CITIC Square

No. 1168 Nanjing Road (W)

Shanghai 200041, People’s Republic of China

Re:	[ ] American Depositary Shares (the “ADSs”), representing
[ ] Ordinary Shares of The9 Limited (the “Company”)

Ladies and Gentlemen:

In connection with the initial public offering on the date hereof of [                    ] American Depositary Shares (“ADSs”), each representing [            ] ordinary shares, par value $0.01 per share (“Ordinary Shares”), of The9 Limited, a Cayman Islands company (the “Company”), pursuant to the registration statement on Form F-1 under the Securities Act of 1933, as amended (the “Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on [                    ] (File No. [                    ]), as amended to date (the “F-1 Registration Statement”), and the registration statement on Form F-6 under the Act filed with the Commission on [                    ] (File No. [                    ]), as amended to date (the “F-6 Registration Statement”), you have requested our opinion concerning the statements in the F-1 Registration Statement under the caption “Taxation—United States Federal Income Taxation.”

The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the F-1 Registration Statement. In addition, based on discussions we had with the Company, we understand, and assume to be correct for the purposes of the opinion herein, that none of the directors, executive officers and principal shareholders (owning more than 5% of the ordinary shares) of the Company are United States persons for Unites States federal income tax purposes.

In our capacity as counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise

                    , 2004

identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies. For the purpose of our opinion, we have not made an independent investigation, or audit of the facts set forth in the above-referenced documents.

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

The discussion set forth in the F-1 Registration Statement under the caption “Taxation—United States Federal Income Taxation” is our opinion, based upon and subject to assumptions, limitations and conditions contained therein or described above.

No opinion is expressed as to any matter not discussed herein.

This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the F-1 Registration Statement may affect the conclusions stated herein.

This opinion is furnished to you, and is for your use in connection with the transactions set forth in the F-1 Registration Statement. This opinion may not be relied upon by you for any other purpose or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent, which may be granted or withheld in our sole discretion, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of United States federal securities law.

We hereby consent to the use of this opinion in, and the filing hereof as an Exhibit to, the F-1 Registration Statement and to the reference to our name under the heading “Taxation” in the prospectus included in the F-1 Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Very truly yours,